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                                                                 EXHIBIT 10.26

                             INTIRA CORPORATION

                            AMENDED AND RESTATED
                   SETTLEMENT AGREEMENT AND MUTUAL RELEASE

     This Amended and Restated Settlement Agreement and Mutual Release ("Agreement") dated as of March 24, 2000 is made by and between Intira Corporation, a Delaware corporation and successor by merger with digital broadcast network corporation, a Missouri corporation (the "Company"), and Timothy M. Roberts ("Roberts").

     WHEREAS, the Company and Roberts, a founder of the Company, previously entered into a Severance Agreement dated as of August 27, 1999 (the "Original Severance Agreement") whereby the parties mutually agreed to terminate the employment relationship and to release each other from any claims arising from or related to the employment relationship;

     WHEREAS, the Company and Roberts have previously entered into the Second Amended and Restated Employment Agreement, dated as of March 29, 1999 (the "Employment Agreement"), the Rights Agreement dated March 19, 1999 (the "Rights Agreement"), the Memorandum of Understanding, dated May 9, 1999 (the "MOU" and collectively with the Original Severance Agreement, the Employment Agreement and the Rights Agreement the "Prior Agreements");

     WHEREAS, the Company and Roberts desire to enter into this Agreement, which will supersede all current or future obligations of the parties under the Prior Agreements, and to clarify certain matters regarding the rights of the parties.

     NOW THEREFORE, in consideration of the mutual promises made herein, the Company and Roberts hereby agree as follows:

     1.  Payments.  Company hereby authorizes Roberts to cash and receive
         --------
payment under the $60,000 check previously delivered to him in connection with the Original Severance Agreement. Roberts acknowledges and agrees that the Company has no further payment obligations to Roberts as an employee, officer or director.

     2.  Lock-Up Period for Equity Securities.  Roberts has previously executed
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and delivered to Company a lock-up agreement and hereby agrees that, if so requested by the Company or any representative of the underwriters (the "Managing Underwriter") in connection with any registration of an initial public offering of securities of the Company under the Securities Act of 1933, as amended (the "Securities Act"), Roberts shall execute a Lock-Up Agreement in the form attached hereto as Exhibit A. Roberts agrees that the Company may place a legend on Roberts' stock certificate evidencing the Lock-Up Agreement.

     3.  Stock Transfer Matters.  Company acknowledges receipt and acceptance of
         ----------------------
Roberts' Affidavit pursuant to Rule 144(k) under the Securities Act of 1933 with respect to all of the shares of Company common stock owned beneficially or of record by Roberts ("Roberts' Shares"); Company shall cause the Company's stock transfer agent, upon the surrender by Roberts of the certificates representing Roberts' Shares, to promptly reissue certificates in replacement thereof which do not bear a legend or other statement pertaining to any restrictions on the transferability of the shares represented thereby other than as provided by the Lock-Up Agreement; Company shall cause the Company's stock transfer agent to promptly execute the stock transfer request instructions previously submitted by Roberts by letters dated February 15,
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and March 24, 2000; Company shall cause the Company's stock transfer agent to promptly execute any new stock transfer request instructions submitted by Roberts prior to the commencement of any lock-up period provided in the Lock-
Up Agreement provided that such transferees agree to be bound by an agreement with substantially the same terms as the Lock-Up Agreement; and Company shall cause the Company's stock transfer agent, upon the request of Roberts at any time after the expiration of the Lock-Up Period, to accept the surrender of the certificates for Roberts' Shares and reissue replacement certificates therefor which do not bear any legend or other statement pertaining to any restrictions whatsoever on the transferability thereof.

     4.  Termination of Prior Agreements.  The parties hereto agree that all
         -------------------------------
Prior Agreements between the parties, including all previous employment agreements, are hereby terminated and Roberts agrees that by signing this Agreement he is not entitled to any additional capital stock or other securities under the Prior Agreements.

     5.  Termination of Rights Under Shareholders Agreements.  Roberts agrees
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that all of Roberts' rights under any previous shareholder agreements, including the Shareholders' Agreements dated March 3, 1998 (collectively, the "Shareholders Agreements"), entered into by any among, the Company, Roberts and each of Lou Cariffe, Mark Ivie, James Roberts and Richard Skoba are terminated.

     6.  Statements and Filings.  Company shall, in any formal written statement
         ----------------------
publicly distributed to more than ten people, in which it identifies or otherwise lists its founders or organizers, include Roberts as a founder or organizer as such. Company shall, in any prospectus or other offering document relating to the initial public offering of its securities, list Roberts as a founder of dbn who served as a director and executive officer of dbn until August 1999 when he determined to leave dbn to pursue and develop other business ventures and ideas. Neither party shall in any way make defamatory statements concerning the other party or make or solicit any comments or statements, to the media, financial underwriters, or the like, that are derogatory or detrimental to the good name or business reputation of the other party.

     7.  Release of Claims.
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         (a)  Company Release.  The Company (on behalf of itself and its
              ---------------
     stockholders, officers, directors, employees, affiliates, agents, successors and assigns) hereby irrevocably, unconditionally and forever releases, waives, discharges and covenants not to sue Roberts (and his heirs, personal representatives and advisors) from and with respect to any and all claims, charges, debts, judgments, demands, liabilities, obligations, damages and causes of action (personal, statutory or otherwise) whether known or unknown, matured or unmatured, fixed or contingent, which the Company (or its stockholders, officers, directors, employees, affiliates, agents, successors and assigns) may have or assert against Roberts (and his heirs and personal representatives), for any reason whatsoever, for, or arising out of, or related to, or in connection with, actions or omissions occurring or matters existing prior to or as of the date hereof, including, but not limited to, any such matter as arises out of, relates to or is in connection with Roberts' capacity as a stockholder, director, officer or agent of the Company (including, for example, claims for breach of fiduciary duties, corporate opportunities or otherwise). This release and covenant shall not apply to actions to enforce the express terms and provisions of this Agreement with respect to matters occurring after the date hereof or to third party claims against the Company in connection with Roberts' sale of Company capital stock or for any personal obligations of Roberts (other than in his capacity as an officer, director or employee of the Company). The Company also shall indemnify and hold harmless Roberts (and his heirs and personal representatives) from any and all claims, damages and losses (including reasonable attorneys' fees) suffered or incurred by Roberts in connection with any personal guaranties made by Roberts prior to the date hereof with respect to any debts or obligations of the Company.
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         (b)  Roberts Release.  Roberts (on behalf of himself and his heirs,
              ---------------
     personal representatives and companies or other entities wholly-owned by Roberts and/or Roberts and his spouse and/or children) hereby irrevocably, unconditionally and forever releases, waives, discharges and covenants not to sue the Company (and its stockholders, officers, directors, employees, affiliates, advisors, agents, successors and assigns) from and with respect to any and all claims, charges, debts, judgments, demands, liabilities, obligations, damages and causes of action (personal, statutory or otherwise) whether known or unknown, matured or unmatured, fixed or contingent, which Roberts (and his heirs, personal representatives and companies or other entities wholly-owned by Roberts and/or Roberts and his spouse and/or children) may have or assert against the Company, its stockholders, officers, directors, employees, affiliates, advisors, agents, successors and assigns, for any reason whatsoever, for, or arising out of, or related to, or in connection with, actions or omissions occurring or matters existing prior to or as of the date hereof. This release and covenant shall not apply to (i) actions to enforce the express terms and conditions of this Agreement with respect to matters occurring after the date hereof, (ii) any claim or right that Roberts may have or assert against or from the Company or its predecessor for indemnification by reason of the fact that he was an officer, director and employee of digital broadcast network corporation (predecessor to the Company) to the fullest extent set forth in the Certificate of Incorporation and Bylaws of the Company, and (iii) any claim, charge, debt, judgement, liability, loss, cause of action or other matter that does not arise out of or in connection with, or relate to either (x) the business or operations of the Company or (y) the purchase, ownership or sale of Company capital stock or other Company securities.

     8.  Civil Code Section 1542.  Roberts and the Company each represent that
         -----------------------
they are not aware of any claim by either of them other than the claims that are released by this Agreement. Roberts and the Company acknowledge that they have been advised by legal counsel and are familiar with the provisions of California Civil Code Section 1542, which provides as follows:

          A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

     Roberts and the Company, being aware of said California Civil Code section, agree to expressly waive any rights they may have thereunder, as well as under any other statute or common law principles of similar effect.

     9.  Entire Agreement; Supersession of Prior Agreements.  This Agreement
         --------------------------------------------------
represents the entire agreement and understanding between the Company and Roberts concerning Roberts' previous relationship with the Company, and supersedes and replaces any and all prior agreements and any other agreements and understandings concerning Roberts' relationship with the Company and his compensation by the Company, including the Employment Agreement, the Rights Agreement the MOU and the Original Severance Agreement.

     10. Miscellaneous.  The parties agree that the Agreement shall be governed
         -------------
by and interpreted in accordance with the laws of the State of California. This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

IN WITNESS WHEREOF, the Parties have executed this Amended and Restated Severance Agreement on the respective dates set forth below.
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                                INTIRA CORPORATION

Dated:  March 27, 2000          By /s/ Bernard V. Schneider
                                  ------------------------------------
                                        Bernard V. Schneider
                                        President



                                TIMOTHY M. ROBERTS, an individual

Dated:  March 27, 2000          By /s/ Timothy M. Roberts
                                  ------------------------------------
                                        Timothy M. Roberts
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                                  Exhibit A
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                    Goldman Sachs & Co. Lock-Up Agreement